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Exhibit 99.1

LAKE AREA CORN PROCESSORS, LLC

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

        Each of the undersigned, Douglas L. Van Duyn and Roger L. Orton, the Chief Executive Officer and the Chief Financial Officer, respectively, of Lake Area Corn Processors, LLC (the "Company"), individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (the "Report").

        Each of the undersigned hereby certifies that:

  •
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  •
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 25th day of March, 2003.

/s/ DOUGLAS L. VAN DUYN Douglas L. Van Duyn Chief Executive Officer
/s/ ROGER L. ORTON Roger L. Orton Chief Financial Officer

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CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)